Exhibit 23.7

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Ryder Scott Company, L.P. (“Ryder Scott”) hereby consents to the references to its firm in the form and context in which they appear in this Registration Statement on Form S-4 and any amendments thereto filed by New Forest Oil Inc. and the related proxy statement/prospectus that is a part thereof. Ryder Scott hereby further consents to the use and incorporation by reference of information from its reports, dated January 24, 2014, regarding those quantities estimated by Ryder Scott of proved reserves of Sabine Oil & Gas LLC and its subsidiaries, the future net revenues from those reserves and their present value for the year ended December 31, 2013.

Ryder Scott further consents to the reference to this firm under the heading “Experts” in the Registration Statement and related prospectus.

/s/ RYDER SCOTT COMPANY, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

May 27, 2014